Exhibit 99.1

Helen of Troy Limited Reports Solid Fourth Quarter Fiscal 2024 Results

Consolidated Net Sales Growth of 1.0%
GAAP Diluted EPS Growth of 19.3% to $1.79; Adjusted Diluted EPS Growth of 21.9% to $2.45
GAAP Operating Margin Expansion of 240 Basis Points
Adjusted EBITDA Margin Expansion of 410 Basis Points; Growth of 28.4% to $94.3 million

Initiates Fiscal 2025 Outlook:
Consolidated Net Sales of $1.965-$2.025 Billion
GAAP Diluted EPS of $6.68-$7.45; Adjusted Diluted EPS of $8.70-$9.20
Adjusted EBITDA of $324-$331 Million; Free Cash Flow(1)(2) of $255-$275 Million
Further Net Leverage Ratio(1)(3) Reduction to Between 1.25X and 1.00X by the End of Fiscal 2025

El Paso, Texas, April 24, 2024 — Helen of Troy Limited (NASDAQ: HELE), designer, developer, and worldwide marketer of branded consumer home, outdoor, beauty, and wellness products, today reported results for the three-month period ended February 29, 2024 and provided its outlook for Fiscal 2025.

Executive Summary – Fourth Quarter of Fiscal 2024 Compared to Fiscal 2023

•Consolidated net sales revenue of $489.2 million, an increase of 1.0%
•Gross profit margin improvement of 570 basis points to 49.0% compared to 43.3%
•Operating margin improvement of 240 basis points to 13.5% compared to 11.1%
•Non-GAAP adjusted operating margin improvement of 320 basis points to 17.0% compared to 13.8%
•GAAP diluted EPS of $1.79 compared to $1.50
•Non-GAAP adjusted diluted EPS of $2.45 compared to $2.01
•Net cash provided by operating activities of $73.6 million compared to $158.7 million
•Non-GAAP adjusted EBITDA margin improvement of 410 basis points to 19.3% compared to 15.2%

Executive Summary - Fiscal 2024 Compared to Fiscal 2023

•Consolidated net sales revenue of $2.005 billion, a decrease of 3.3%
•Gross profit margin improvement of 390 basis points to 47.3% compared to 43.4%
•Operating margin improvement of 280 basis points to 13.0% compared to 10.2%
•Non-GAAP adjusted operating margin of 15.0% compared to 14.5%
•GAAP diluted EPS of $7.03 compared to $5.95
•Non-GAAP adjusted diluted EPS of $8.91 compared to $9.45
•Net cash provided by operating activities of $306.1 million compared to $208.2 million
•Non-GAAP adjusted EBITDA margin of 16.8% compared to 15.8%

Noel M. Geoffroy, Chief Executive Officer, stated: “We ended the year on a positive note, reporting fourth quarter results that exceeded our expectations while making critical progress toward our long-term growth and efficiency goals. The fourth quarter was highlighted by net sales and adjusted EPS ahead of our outlook, expanded gross profit and adjusted EBITDA margins, and strong cash flow generation that further strengthened our durable balance sheet. We are pleased to achieve these results despite an environment where consumers focused their more limited discretionary spending on experiences and services over products. I am proud of how our associates have embraced our new organizational model as a true global operating company designed to enable greater focus and centralized expertise.”

Ms. Geoffroy continued: “Looking ahead to fiscal 2025, we have many reasons to be excited as we begin our Elevate for Growth era, even as we navigate what we anticipate will be an increasingly pressured environment. Our consumers are our number one priority. Our mission is to delight them with quality brands and products with the right message, in the right place, at the right time. I am confident that Elevate for Growth represents an important pivot for the Company, emphasizing relentless consumer obsession in all that we do, a new portfolio management approach to sharpen our resource allocation, incremental growth investment in our brands and our capabilities, and new distribution opportunities. We believe these new choices position us to deliver our objectives in fiscal 2025 and beyond.”

	Three Months Ended Last Day of February,
(in thousands) (unaudited)	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2023 sales revenue, net	$211,926	$272,657	$484,583
Organic business (4)	10,818	(7,618)	3,200
Impact of foreign currency	568	850	1,418
Change in sales revenue, net	11,386	(6,768)	4,618
Fiscal 2024 sales revenue, net	$223,312	$265,889	$489,201

Total net sales revenue growth (decline)	5.4%	(2.5)%	1.0%
Organic business	5.1%	(2.8)%	0.7%
Impact of foreign currency	0.3%	0.3%	0.3%

Operating margin (GAAP)
Fiscal 2024	15.7%	11.7%	13.5%
Fiscal 2023	14.8%	8.2%	11.1%
Adjusted operating margin (non-GAAP) (1)
Fiscal 2024	18.7%	15.6%	17.0%
Fiscal 2023	17.1%	11.2%	13.8%

	Three Months Ended Last Day of February,		% Change	4-Year CAGR
(in thousands, except per share data) (unaudited)	2024	2023	FY24/FY23
Consolidated net sales revenue	$489,201	$484,583	1.0%	2.5%
Net income	42,734	36,180	18.1%	*
Adjusted EBITDA (non-GAAP) (1)	94,308	73,421	28.4%	12.7%
Net cash provided by operating activities	73,608	158,719	(53.6)%	(18.9)%

Diluted EPS	$1.79	$1.50	19.3%	*
Adjusted Diluted EPS (non-GAAP) (1)	2.45	2.01	21.9%	6.8%
*    Calculation is not meaningful.

	Fiscal Year Ended Last Day of February,		% Change	4-Year CAGR
(in thousands, except per share data) (unaudited)	2024	2023	FY24/FY23
Consolidated net sales revenue	$2,005,050	$2,072,667	(3.3)%	4.1%
Net income	168,594	143,273	17.7%	2.6%
Adjusted EBITDA (non-GAAP) (1)	336,213	327,519	2.7%	4.1%
Net cash provided by operating activities	306,067	208,242	47.0%	3.1%

Diluted EPS	$7.03	$5.95	18.2%	4.0%
Adjusted Diluted EPS (non-GAAP) (1)	8.91	9.45	(5.7)%	(1.1)%

Consolidated Results - Fourth Quarter Fiscal 2024 Compared to Fourth Quarter Fiscal 2023

•Consolidated net sales revenue increased $4.6 million, or 1.0%, to $489.2 million, compared to $484.6 million, primarily driven by an increase from Organic business of $3.2 million, or 0.7%. The Organic business increase was primarily due to growth in the consolidated online channel lead by the travel tumbler in Home & Outdoor and hair appliances in Beauty & Wellness, international gains driven by thermometry, hair appliances, and strong demand for travel packs, an increase in the club and closeout channels in Home & Outdoor, and prestige hair care growth in Beauty & Wellness. These factors were partially offset by declines in air purifiers, fans, and heaters primarily driven by SKU rationalization and softer consumer demand, and a decline in humidification reflecting a cough/cold/flu season illness incidence below the prior year and pre-Covid historical averages.

•Consolidated gross profit margin increased 570 basis points to 49.0%, compared to 43.3%. The increase was primarily due to a decrease in inventory obsolescence expense, lower inbound freight and commodity costs, lower overall customer discount and program expense, and a more favorable product mix within Beauty & Wellness including the favorable impact of SKU rationalization efforts. These factors were partially offset by a less favorable customer and product mix within Home & Outdoor.

•Consolidated selling, general and administrative expense (“SG&A”) ratio increased 490 basis points to 34.7%, compared to 29.8%. The increase was primarily due to higher share-based compensation expense, increased marketing investment, higher annual incentive compensation expense, and an increase in depreciation and distribution expense primarily due to the scale up of the Company's new distribution facility in Gallaway, Tennessee. These factors were partially offset by cost savings from Project Pegasus and the favorable comparative impact of EPA compliance costs of $1.5 million incurred in the prior year period.

•Consolidated operating income was $66.2 million, or 13.5% of net sales revenue, compared to $53.7 million, or 11.1% of net sales revenue. The 240 basis point increase in consolidated operating margin was primarily due to a decrease in inventory obsolescence expense, a decrease in restructuring charges of $8.3 million, lower inbound freight and commodity costs, lower trade discount and program expense, a more favorable product mix within Beauty & Wellness including the favorable impact of SKU rationalization efforts, and the favorable comparative impact of EPA compliance costs of $1.5 million incurred in the prior year period. These factors were partially offset by higher share-based compensation expense, increased marketing investment, higher annual incentive compensation expense, an increase in depreciation and distribution expense primarily due to a new distribution facility, and a less favorable customer and product mix within Home & Outdoor.

•Interest expense was $12.5 million, compared to $14.1 million. The decrease in interest expense was primarily due to lower average borrowings outstanding, partially offset by a higher average effective interest rate compared to the same period last year.

•Income tax expense as a percentage of income before income tax was 21.9%, compared to 8.9%, primarily due to shifts in the mix of income in various tax jurisdictions and the unfavorable comparative impact of changes in estimated income used to calculate the annual effective tax rate in the same period last year.

•Net income was $42.7 million, compared to $36.2 million. Diluted EPS was $1.79, compared to $1.50. Diluted EPS increased primarily due to higher operating income in both Beauty & Wellness and Home & Outdoor, lower interest expense, an increase in interest income, and lower weighted average diluted shares outstanding, partially offset by an increase in the effective income tax rate.

•Non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) increased 28.4% to $94.3 million, compared to $73.4 million. Non-GAAP adjusted EBITDA margin improved to 19.3% compared to 15.2%.

On an adjusted basis (non-GAAP) for the fourth quarters of fiscal 2024 and 2023, excluding EPA compliance costs, restructuring charges, amortization of intangible assets, and non-cash share-based compensation, as applicable:

•Adjusted operating income increased $16.6 million, or 24.9%, to $83.3 million, or 17.0% of net sales revenue, compared to $66.7 million, or 13.8% of net sales revenue. The 320 basis point increase in adjusted operating margin was primarily driven by a decrease in inventory obsolescence expense, lower inbound freight and commodity costs, lower overall trade discount and program expense, and a more favorable product mix within Beauty & Wellness including the favorable impact of SKU rationalization efforts. These factors were partially offset by increased marketing investment, higher annual incentive compensation expense, an increase in depreciation and distribution expense primarily due to a new distribution facility, and a less favorable customer and product mix within Home & Outdoor.

•Adjusted income increased $10.1 million, or 20.8%, to $58.6 million, compared to $48.5 million. Adjusted diluted EPS increased 21.9% to $2.45, compared to $2.01. The increase in adjusted diluted EPS was primarily due to higher adjusted operating income in both Beauty & Wellness and Home & Outdoor, lower interest expense, an increase in interest income, and lower weighted average diluted shares outstanding, partially offset by an increase in the adjusted effective income tax rate.

Segment Results - Fourth Quarter Fiscal 2024 Compared to Fourth Quarter Fiscal 2023

Home & Outdoor net sales revenue increased $11.4 million, or 5.4%, to $223.3 million, compared to $211.9 million. The increase was driven by growth from Organic business of $10.8 million, or 5.1%, primarily due to an increase in home category sales in the brick and mortar and club channels, higher insulated beverageware sales, primarily driven by the new travel tumbler, and international growth primarily driven by strong demand for travel packs. These factors were partially offset by the unfavorable impact of the Bed, Bath & Beyond bankruptcy and a decrease in online channel sales in the travel pack and home categories.

Home & Outdoor operating income was $35.0 million, or 15.7% of segment net sales revenue, compared to $31.3 million, or 14.8% of segment net sales revenue. The 90 basis point increase in segment operating margin was primarily due to lower commodity and inbound freight costs, a decrease in restructuring charges of $2.6 million, lower trade discount and program expense, and a decrease in inventory obsolescence expense. These factors were partially offset by an increase in depreciation and distribution expense primarily due to a new distribution facility, higher share-based compensation expense, an increase in annual incentive compensation expense, and a less favorable customer and product mix. Adjusted operating income increased 15.3% to $41.7 million, or 18.7% of segment net sales revenue, compared to $36.2 million, or 17.1% of segment net sales revenue.

Beauty & Wellness net sales revenue decreased $6.8 million, or 2.5%, to $265.9 million, compared to $272.7 million. The decrease was driven by a decrease from Organic business of $7.6 million, or 2.8%, primarily due to lower sales of air purifiers, fans, and heaters, primarily driven by SKU rationalization and softer consumer demand, and a decline in humidification reflecting a cough/cold/flu season illness incidence below the prior year and pre-Covid historical averages. These factors were partially offset by growth in hair appliances and thermometry, which helped drive higher overall international sales, and an increase in sales of prestige hair care products.

Beauty & Wellness operating income was $31.2 million, or 11.7% of segment net sales revenue, compared to $22.4 million, or 8.2% of segment net sales revenue. The 350 basis point increase in segment operating margin was primarily due to a decrease in inventory obsolescence expense, a decrease in restructuring charges of $5.6 million, lower trade discount and program expense, decreased distribution expense, the favorable comparative impact of EPA compliance costs of $1.5 million incurred in the prior year period, reduced inbound freight costs, and a more favorable product mix including the favorable impact of SKU rationalization efforts. These factors were partially offset by higher share-based compensation expense, increased marketing investment, and increased annual incentive compensation expense. Adjusted operating income increased 36.2% to $41.5 million, or 15.6% of segment net sales revenue, compared to $30.5 million, or 11.2% of segment net sales revenue.

Balance Sheet and Cash Flow - Fiscal 2024 Compared to Fiscal 2023

•Cash and cash equivalents totaled $18.5 million, compared to $29.1 million.
•Accounts receivable turnover was 66.2 days, compared to 69.4 days.
•Inventory was $396.0 million, compared to $455.5 million. Inventory turnover was 2.5 times, compared to 2.1 times.
•Total short- and long-term debt was $665.7 million, compared to $934.4 million as a result of strong cash flow in fiscal 2024.
•Net cash provided by operating activities for fiscal 2024 was $306.1 million, compared to $208.2 million.
•Free cash flow(1)(2) for fiscal 2024 was $269.4 million, compared to $33.4 million, which includes $19.3 million and $147 million of capital expenditures for the new Tennessee distribution facility, respectively.

Pegasus Restructuring Plan

The Company previously announced a global restructuring plan intended to expand operating margins through initiatives designed to improve efficiency and effectiveness and reduce costs (collectively referred to as “Project Pegasus”). Project Pegasus includes multiple workstreams to further optimize the Company's brand portfolio, streamline and simplify the organization, accelerate cost of goods savings projects, enhance the efficiency of its supply chain network, optimize its indirect spending and improve its cash flow and working capital, as well as other activities. The Company anticipates these initiatives will create operating efficiencies, as well as provide a platform to fund future growth investments.

The Company has updated its expectations regarding Project Pegasus charges and savings. The Company has lowered its total estimate of one-time pre-tax restructuring charges to approximately

$50 million to $55 million, from a previous estimate of $60 million to $65 million, over the duration of the plan. The Company continues to expect these charges to be completed during fiscal 2025. In addition, the Company now has the following expectations regarding Project Pegasus charges:
•Pre-tax restructuring charges to be comprised of approximately $15 million to $19 million of severance and employee related costs, $28 million of professional fees, $3 million to $4 million of contract termination costs, and $4 million of other exit and disposal costs.
•All of the Company's operating segments and shared services will be impacted by the plan and pre-tax restructuring charges include approximately $16 million to $17 million in Home & Outdoor and $34 million to $38 million in Beauty & Wellness.
•Pre-tax restructuring charges represent primarily cash expenditures, which the Company continues to expect to be substantially paid by the end of fiscal 2025.

The Company has the following expectations regarding Project Pegasus savings:
•The Company continues to expect targeted annualized pre-tax operating profit improvements of approximately $75 million to $85 million, which began in fiscal 2024 and which the Company now expects to be substantially achieved by the end of fiscal 2027.
•The Company has updated its expectations regarding the estimated cadence of the recognition of the savings to be approximately 25% in fiscal 2024, which was achieved, approximately 35% in fiscal 2025, approximately 25% in fiscal 2026, and approximately 15% in fiscal 2027. The Company previously estimated recognition of the savings to be approximately 25% in fiscal 2024, approximately 50% in fiscal 2025 and approximately 25% in 2026.
•The Company continues to expect total profit improvements to be realized approximately 60% through reduced cost of goods sold and 40% through lower SG&A.

Fiscal 2025 Annual Outlook

The Company expects consolidated net sales revenue in the range of $1.965 billion to $2.025 billion, which implies a decline of 2.0% to growth of 1.0%. The sales outlook reflects the Company's view of lingering inflation and further consumer spending softness, especially in certain discretionary categories. In the aggregate, the Company believes retail inventory on hand is at healthy levels and expects that sell-in will be generally in line with sell-through during fiscal 2025.

The Company's fiscal year net sales outlook reflects the following expectations by segment:
•Home & Outdoor net sales growth of 1.0% to 4.0%; and
•Beauty & Wellness net sales decline of 4.5% to 1.5%, which includes a year-over-year headwind of approximately 1.0% related to the expiration of an out-license relationship in Wellness.

The Company expects GAAP diluted EPS of $6.68 to $7.45 and non-GAAP adjusted diluted EPS in the range of $8.70 to $9.20, which implies an adjusted diluted EPS decline of 2.4% to growth of 3.3%.

The Company expects adjusted EBITDA of $324 million to $331 million, which implies a decline of 3.6% to 1.6%, as benefits from Project Pegasus and other gross profit improvements are reinvested for growth. The Company's outlook reflects a year-over-year increase in growth investment spending of approximately 100 basis points, a year-over-year headwind of approximately 50 basis points from the expiration of an out-license relationship in Wellness, and some margin compression from incremental operating expense related to enterprise technology initiatives included in the Elevate for Growth strategic plan that are beginning in fiscal 2025.

The Company expects free cash flow in the range of $255 million to $275 million and its net leverage ratio(1)(3), as defined in its credit agreement, to end fiscal 2025 at 1.25x to 1.00x.

In terms of the quarterly cadence of sales, the Company expects a decline of approximately 7% to 5% in the first quarter of fiscal 2025, and a range of flat to 3% growth for each of the remaining quarters. The

Company expects a slight decline in adjusted diluted EPS for the first half of fiscal 2025, with a decline of approximately 15% to 20% in the first quarter and nearly offsetting growth in the second quarter. The Company expects an adjusted EPS range of flat to 5% growth in the second half of fiscal 2025.

The Company's consolidated net sales and EPS outlook also reflects the following assumptions:
•the severity of the cough/cold/flu season will be in line with pre-COVID historical averages;
•April 2024 foreign currency exchange rates will remain constant for the remainder of the fiscal year;
•expected interest expense in the range of $34.0 million to $36.0 million;
•a reported GAAP effective tax rate range of 19.0% to 21.0% for the full fiscal year 2025 and an adjusted effective tax rate range of 17.2% to 18.3%; and
•an estimated weighted average diluted shares outstanding of 23.7 million for the full year.

The likelihood, timing and potential impact of a significant or prolonged recession, any fiscal 2025 acquisitions and divestitures, future asset impairment charges, future foreign currency fluctuations, additional interest rate increases, or share repurchases are unknown and cannot be reasonably estimated; therefore, they are not included in the Company's outlook.

Conference Call and Webcast

The Company will conduct a teleconference in conjunction with today's earnings release. The teleconference begins at 9:00 a.m. Eastern Time today, Wednesday, April 24, 2024. Institutional investors and analysts interested in participating in the call are invited to dial (877) 407-3982 approximately ten minutes prior to the start of the call. The conference call will also be webcast live on the Events & Presentations page at: http://investor.helenoftroy.com/. A telephone replay of this call will be available at 1:00 p.m. Eastern Time on April 24, 2024, until 11:59 p.m. Eastern Time on May 8, 2024, and can be accessed by dialing (844) 512-2921 and entering replay pin number 13745074. A replay of the webcast will remain available on the website for one year.

Non-GAAP Financial Measures

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“GAAP”). To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP such as Adjusted Operating Income, Adjusted Operating Margin, Adjusted Effective Tax Rate, Adjusted Income, Adjusted Diluted Earnings per Share (“EPS”), EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Net Leverage Ratio, which are presented in accompanying tables to this press release along with a reconciliation of these financial measures to their corresponding GAAP-based financial measures presented in the Company's consolidated statements of income and cash flows. For additional information see Note 1 to the accompanying tables to this press release.

About Helen of Troy Limited

Helen of Troy Limited (NASDAQ: HELE) is a leading global consumer products company offering creative products and solutions for its customers through a diversified portfolio of well-recognized and widely-trusted brands, including OXO, Hydro Flask, Osprey, Vicks, Braun, Honeywell, PUR, Hot Tools and Drybar. The Company sometimes refers to these brands as its Leadership Brands. All trademarks herein belong to Helen of Troy Limited (or its subsidiaries) and/or are used under license from their respective licensors.

For more information about Helen of Troy, please visit http://investor.helenoftroy.com

Forward-Looking Statements

Certain written and oral statements made by the Company and subsidiaries of the Company may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. This includes statements made in this press release, in other filings with the SEC, and in certain other oral and written presentations. Generally, the words “anticipates”, “believes”, “expects”, “plans”, “may”, “will”, “might”, “would”, “should”, “seeks”, “estimates”, “project”, “predict”, “potential”, “currently”, “continue”, “intends”, “outlook”, “forecasts”, “targets”, “could”, and other similar words identify forward-looking statements. All statements that address operating results, events or developments that the Company expects or anticipates may occur in the future, including statements related to sales, expenses, EPS results, and statements expressing general expectations about future operating results, are forward-looking statements and are based upon its current expectations and various assumptions. The Company believes there is a reasonable basis for these expectations and assumptions, but there can be no assurance that the Company will realize these expectations or that these assumptions will prove correct. Forward-looking statements are only as of the date they are made and are subject to risks that could cause them to differ materially from actual results. Accordingly, the Company cautions readers not to place undue reliance on forward-looking statements. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company's Form 10-K for the year ended February 29, 2024, and in the Company's other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the geographic concentration of certain United States (“U.S.”) distribution facilities which increases its risk to disruptions that could affect the Company's ability to deliver products in a timely manner, the occurrence of cyber incidents or failure by the Company or its third-party service providers to maintain cybersecurity and the integrity of confidential internal or customer data, a cybersecurity breach, obsolescence or interruptions in the operation of the Company's central global Enterprise Resource Planning systems and other peripheral information systems, the Company's ability to develop and introduce a continuing stream of innovative new products to meet changing consumer preferences, actions taken by large customers that may adversely affect the Company's gross profit and operating results, the Company's dependence on sales to several large customers and the risks associated with any loss of, or substantial decline in, sales to top customers, the Company's dependence on third-party manufacturers, most of which are located in Asia, and any inability to obtain products from such manufacturers, the Company's ability to deliver products to its customers in a timely manner and according to their fulfillment standards, the risks associated with trade barriers, exchange controls, expropriations, and other risks associated with domestic and foreign operations including uncertainty and business interruptions resulting from political changes and events in the U.S. and abroad, and volatility in the global credit and financial markets and economy, the Company's dependence on the strength of retail economies and vulnerabilities to any prolonged economic downturn, including a downturn from the effects of macroeconomic conditions, any public health crises or similar conditions, risks associated with weather conditions, the duration and severity of the cold and flu season and other related factors, the Company's reliance on its Chief Executive Officer and a limited number of other key senior officers to operate its business, risks associated with the use of licensed trademarks from or to third parties, the Company's ability to execute and realize expected synergies from strategic business initiatives such as acquisitions, divestitures and global restructuring plans, including Project Pegasus, the risks of potential changes in laws and regulations, including environmental, employment and health and safety and tax laws, and the costs and complexities of compliance with such laws, the risks associated with increased focus and expectations on climate change and other environmental, social and governance matters, the risks associated with significant changes in or the Company's compliance with regulations, interpretations or product certification requirements, the risks associated with global legal developments regarding privacy and data security that could result in changes to its business practices, penalties, increased cost of operations, or otherwise harm the business, the risks of significant tariffs or other restrictions being placed on imports from China, Mexico or Vietnam or any retaliatory trade measures taken by China, Mexico or Vietnam, the Company's dependence on whether it is classified as a “controlled foreign corporation” for U.S. federal income tax purposes which impacts the tax treatment of its non-U.S. income, the risks associated with legislation enacted in Bermuda and Barbados in response to the European Union's review of harmful tax competition, the risks associated with accounting for tax positions and the resolution of tax disputes, the risks associated with product recalls, product liability and other claims against the Company, and associated financial risks including but not limited to, increased costs of raw materials, energy and transportation, significant impairment of the Company's goodwill, indefinite-lived and definite-lived intangible assets or other long-lived assets, risks associated with foreign currency exchange rate fluctuations, the risks to the Company's liquidity or cost of capital which may be materially adversely affected by constraints or changes in the capital and credit markets, interest rates and limitations under its financing arrangements, and projections of product demand, sales and net income, which are highly subjective in nature, and from which future sales and net income could vary by a material amount. The Company undertakes no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:
Helen of Troy Limited
Anne Rakunas, Director, External Communications
(915) 225-4841

ICR, Inc.
Allison Malkin, Partner
(203) 682-8200

HELEN OF TROY LIMITED AND SUBSIDIARIES
Consolidated Statements of Income (5)
(Unaudited) (in thousands, except per share data)

	Three Months Ended Last Day of February,
	2024		2023
Sales revenue, net	$489,201	100.0%	$484,583	100.0%
Cost of goods sold	249,606	51.0%	274,525	56.7%
Gross profit	239,595	49.0%	210,058	43.3%
Selling, general and administrative expense (“SG&A”)	169,569	34.7%	144,224	29.8%
Restructuring charges	3,850	0.8%	12,121	2.5%
Operating income	66,176	13.5%	53,713	11.1%
Non-operating income, net	1,053	0.2%	64	—%
Interest expense	12,500	2.6%	14,063	2.9%
Income before income tax	54,729	11.2%	39,714	8.2%
Income tax expense	11,995	2.5%	3,534	0.7%
Net income	$42,734	8.7%	$36,180	7.5%

Diluted earnings per share (“EPS”)	$1.79		$1.50

Weighted average shares of common stock used in computing diluted EPS	23,891		24,103

	Fiscal Year Ended Last Day of February,
	2024		2023
Sales revenue, net	$2,005,050	100.0%	$2,072,667	100.0%
Cost of goods sold	1,056,390	52.7%	1,173,316	56.6%
Gross profit	948,660	47.3%	899,351	43.4%
SG&A	669,359	33.4%	660,198	31.9%
Restructuring charges	18,712	0.9%	27,362	1.3%
Operating income	260,589	13.0%	211,791	10.2%
Non-operating income, net	1,518	0.1%	249	—%
Interest expense	53,065	2.6%	40,751	2.0%
Income before income tax	209,042	10.4%	171,289	8.3%
Income tax expense	40,448	2.0%	28,016	1.4%
Net income	$168,594	8.4%	$143,273	6.9%

Diluted EPS	$7.03		$5.95

Weighted average shares of common stock used in computing diluted EPS	23,970		24,090

Consolidated and Segment Net Sales Revenue
(Unaudited) (in thousands)

	Three Months Ended Last Day of February,
	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2023 sales revenue, net	$211,926	$272,657	$484,583
Organic business (4)	10,818	(7,618)	3,200
Impact of foreign currency	568	850	1,418
Change in sales revenue, net	11,386	(6,768)	4,618
Fiscal 2024 sales revenue, net	$223,312	$265,889	$489,201

Total net sales revenue growth (decline)	5.4%	(2.5)%	1.0%
Organic business	5.1%	(2.8)%	0.7%
Impact of foreign currency	0.3%	0.3%	0.3%

	Fiscal Year Ended Last Day of February,
	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2023 sales revenue, net	$915,685	$1,156,982	$2,072,667
Organic business (4)	(2,499)	(78,066)	(80,565)
Impact of foreign currency	3,195	3,651	6,846
Acquisition (5)	—	6,102	6,102
Change in sales revenue, net	696	(68,313)	(67,617)
Fiscal 2024 sales revenue, net	$916,381	$1,088,669	$2,005,050

Total net sales revenue growth (decline)	0.1%	(5.9)%	(3.3)%
Organic business	(0.3)%	(6.7)%	(3.9)%
Impact of foreign currency	0.3%	0.3%	0.3%
Acquisition	—%	0.5%	0.3%

Consolidated Net Sales by Geographic Region
(Unaudited) (in thousands)

	Three Months Ended Last Day of February,
	2024		2023
Domestic sales revenue, net	$384,066	78.5%	$392,723	81.0%
International sales revenue, net	105,135	21.5%	91,860	19.0%
Total sales revenue, net	$489,201	100.0%	$484,583	100.0%

	Fiscal Year Ended Last Day of February,
	2024		2023
Domestic sales revenue, net	$1,560,256	77.8%	$1,647,268	79.5%
International sales revenue, net	444,794	22.2%	425,399	20.5%
Total sales revenue, net	$2,005,050	100.0%	$2,072,667	100.0%

Reconciliation of Non-GAAP Financial Measures – GAAP Operating Income and Operating Margin
to Adjusted Operating Income and Adjusted Operating Margin (Non-GAAP) (1)
(Unaudited) (in thousands)

	Three Months Ended February 29, 2024
	Home & Outdoor		Beauty & Wellness		Total
Operating income, as reported (GAAP)	$35,003	15.7%	$31,173	11.7%	$66,176	13.5%
Restructuring charges	500	0.2%	3,350	1.3%	3,850	0.8%
Subtotal	35,503	15.9%	34,523	13.0%	70,026	14.3%
Amortization of intangible assets	1,735	0.8%	2,732	1.0%	4,467	0.9%
Non-cash share-based compensation	4,473	2.0%	4,294	1.6%	8,767	1.8%
Adjusted operating income (non-GAAP)	$41,711	18.7%	$41,549	15.6%	$83,260	17.0%

	Three Months Ended February 28, 2023
	Home & Outdoor		Beauty & Wellness		Total
Operating income, as reported (GAAP)	$31,331	14.8%	$22,382	8.2%	$53,713	11.1%
EPA compliance costs (6)	—	—%	1,472	0.5%	1,472	0.3%
Restructuring charges	3,127	1.5%	8,994	3.3%	12,121	2.5%
Subtotal	34,458	16.3%	32,848	12.0%	67,306	13.9%
Amortization of intangible assets	1,765	0.8%	2,895	1.1%	4,660	1.0%
Non-cash share-based compensation	(56)	—%	(5,246)	(1.9)%	(5,302)	(1.1)%
Adjusted operating income (non-GAAP)	$36,167	17.1%	$30,497	11.2%	$66,664	13.8%

	Fiscal Year Ended February 29, 2024
	Home & Outdoor		Beauty & Wellness (5)		Total
Operating income, as reported (GAAP)	$142,732	15.6%	$117,857	10.8%	$260,589	13.0%
Bed, Bath & Beyond bankruptcy (7)	3,087	0.3%	1,126	0.1%	4,213	0.2%
Gain on sale of distribution and office facilities (8)	(16,175)	(1.8)%	(18,015)	(1.7)%	(34,190)	(1.7)%
Restructuring charges	5,144	0.6%	13,568	1.2%	18,712	0.9%
Subtotal	134,788	14.7%	114,536	10.5%	249,324	12.4%
Amortization of intangible assets	7,057	0.8%	11,269	1.0%	18,326	0.9%
Non-cash share-based compensation	16,319	1.8%	17,553	1.6%	33,872	1.7%
Adjusted operating income (non-GAAP)	$158,164	17.3%	$143,358	13.2%	$301,522	15.0%

	Fiscal Year Ended February 28, 2023
	Home & Outdoor		Beauty & Wellness (5)		Total
Operating income, as reported (GAAP)	$134,053	14.6%	$77,738	6.7%	$211,791	10.2%
Acquisition-related expenses	117	—%	2,667	0.2%	2,784	0.1%
EPA compliance costs	—	—%	23,573	2.0%	23,573	1.1%
Gain from insurance recoveries (9)	—	—%	(9,676)	(0.8)%	(9,676)	(0.5)%
Restructuring charges	8,689	0.9%	18,673	1.6%	27,362	1.3%
Subtotal	142,859	15.6%	112,975	9.8%	255,834	12.3%
Amortization of intangible assets	7,020	0.8%	11,302	1.0%	18,322	0.9%
Non-cash share-based compensation	10,751	1.2%	16,002	1.4%	26,753	1.3%
Adjusted operating income (non-GAAP)	$160,630	17.5%	$140,279	12.1%	$300,909	14.5%

Reconciliation of Non-GAAP Financial Measures – GAAP Net Income to EBITDA
(Earnings Before Interest, Taxes, Depreciation and Amortization), Adjusted EBITDA and Adjusted EBITDA Margin (Non-GAAP) (1)
(Unaudited) (in thousands)

	Three Months Ended Last Day of February,
	2024		2023
Net income, as reported (GAAP)	$42,734	8.7%	$36,180	7.5%
Interest expense	12,500	2.6%	14,063	2.9%
Income tax expense	11,995	2.5%	3,534	0.7%
Depreciation and amortization	14,462	3.0%	11,353	2.3%
EBITDA (non-GAAP)	81,691	16.7%	65,130	13.4%
Add: EPA compliance costs	—	—%	1,472	0.3%
Restructuring charges	3,850	0.8%	12,121	2.5%
Non-cash share-based compensation	8,767	1.8%	(5,302)	(1.1)%
Adjusted EBITDA (non-GAAP)	$94,308	19.3%	$73,421	15.2%

	Fiscal Year Ended Last Day of February,
	2024		2023
Net income, as reported (GAAP)	$168,594	8.4%	$143,273	6.9%
Interest expense	53,065	2.6%	40,751	2.0%
Income tax expense	40,448	2.0%	28,016	1.4%
Depreciation and amortization	51,499	2.6%	44,683	2.2%
EBITDA (non-GAAP)	313,606	15.6%	256,723	12.4%
Add: Acquisition-related expenses	—	—%	2,784	0.1%
Bed, Bath & Beyond bankruptcy	4,213	0.2%	—	—%
EPA compliance costs	—	—%	23,573	1.1%
Gain from insurance recoveries	—	—%	(9,676)	(0.5)%
Gain on sale of distribution and office facilities	(34,190)	(1.7)%	—	—%
Restructuring charges	18,712	0.9%	27,362	1.3%
Non-cash share-based compensation	33,872	1.7%	26,753	1.3%
Adjusted EBITDA (non-GAAP)	$336,213	16.8%	$327,519	15.8%

Reconciliation of Non-GAAP Financial Measures – GAAP Operating Income to EBITDA
(Earnings Before Interest, Taxes, Depreciation and Amortization), Adjusted EBITDA and Adjusted EBITDA Margin (Non-GAAP) (1)
(Unaudited) (in thousands)

	Three Months Ended February 29, 2024
	Home & Outdoor		Beauty & Wellness		Total
Operating income, as reported (GAAP)	$35,003	15.7%	$31,173	11.7%	$66,176	13.5%
Depreciation and amortization	7,562	3.4%	6,900	2.6%	14,462	3.0%
Non-operating income, net	—	—%	1,053	0.4%	1,053	0.2%
EBITDA (non-GAAP)	42,565	19.1%	39,126	14.7%	81,691	16.7%
Add: Restructuring charges	500	0.2%	3,350	1.3%	3,850	0.8%
Non-cash share-based compensation	4,473	2.0%	4,294	1.6%	8,767	1.8%
Adjusted EBITDA (non-GAAP)	$47,538	21.3%	$46,770	17.6%	$94,308	19.3%

	Three Months Ended February 28, 2023
	Home & Outdoor		Beauty & Wellness		Total
Operating income, as reported (GAAP)	$31,331	14.8%	$22,382	8.2%	$53,713	11.1%
Depreciation and amortization	4,660	2.2%	6,693	2.5%	11,353	2.3%
Non-operating income, net	—	—%	64	—%	64	—%
EBITDA (non-GAAP)	35,991	17.0%	29,139	10.7%	65,130	13.4%
Add: EPA compliance costs	—	—%	1,472	0.5%	1,472	0.3%
Restructuring charges	3,127	1.5%	8,994	3.3%	12,121	2.5%
Non-cash share-based compensation	(56)	—%	(5,246)	(1.9)%	(5,302)	(1.1)%
Adjusted EBITDA (non-GAAP)	$39,062	18.4%	$34,359	12.6%	$73,421	15.2%

	Fiscal Year Ended February 29, 2024
	Home & Outdoor		Beauty & Wellness (5)		Total
Operating income, as reported (GAAP)	$142,732	15.6%	$117,857	10.8%	$260,589	13.0%
Depreciation and amortization	24,595	2.7%	26,904	2.5%	51,499	2.6%
Non-operating income, net	—	—%	1,518	0.1%	1,518	0.1%
EBITDA (non-GAAP)	167,327	18.3%	146,279	13.4%	313,606	15.6%
Add: Bed, Bath & Beyond bankruptcy	3,087	0.3%	1,126	0.1%	4,213	0.2%
Gain on sale of distribution of office facilities	(16,175)	(1.8)%	(18,015)	(1.7)%	(34,190)	(1.7)%
Restructuring charges	5,144	0.6%	13,568	1.2%	18,712	0.9%
Non-cash share-based compensation	16,319	1.8%	17,553	1.6%	33,872	1.7%
Adjusted EBITDA (non-GAAP)	$175,702	19.2%	$160,511	14.7%	$336,213	16.8%

	Fiscal Year Ended February 28, 2023
	Home & Outdoor		Beauty & Wellness (5)		Total
Operating income, as reported (GAAP)	$134,053	14.6%	$77,738	6.7%	$211,791	10.2%
Depreciation and amortization	18,364	2.0%	26,319	2.3%	44,683	2.2%
Non-operating income, net	—	—%	249	—%	249	—%
EBITDA (non-GAAP)	152,417	16.6%	104,306	9.0%	256,723	12.4%
Add: Acquisition-related expenses	117	—%	2,667	0.2%	2,784	0.1%
EPA compliance costs	—	—%	23,573	2.0%	23,573	1.1%
Gain on insurance recoveries	—	—%	(9,676)	(0.8)%	(9,676)	(0.5)%
Restructuring charges	8,689	0.9%	18,673	1.6%	27,362	1.3%
Non-cash share-based compensation	10,751	1.2%	16,002	1.4%	26,753	1.3%
Adjusted EBITDA (non-GAAP)	$171,974	18.8%	$155,545	13.4%	$327,519	15.8%

Reconciliation of Non-GAAP Financial Measures – GAAP Income and Diluted EPS to
Adjusted Income and Adjusted Diluted EPS (Non-GAAP) (1)
(Unaudited) (in thousands, except per share data)

	Three Months Ended February 29, 2024
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$54,729	$11,995	$42,734	$2.29	$0.50	$1.79
Restructuring charges	3,850	49	3,801	0.16	—	0.16
Subtotal	58,579	12,044	46,535	2.45	0.50	1.95
Amortization of intangible assets	4,467	628	3,839	0.19	0.03	0.16
Non-cash share-based compensation	8,767	552	8,215	0.37	0.02	0.34
Adjusted (non-GAAP)	$71,813	$13,224	$58,589	$3.01	$0.55	$2.45

Weighted average shares of common stock used in computing diluted EPS						23,891

	Three Months Ended February 28, 2023
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$39,714	$3,534	$36,180	$1.65	$0.15	$1.50
EPA compliance costs	1,472	22	1,450	0.06	—	0.06
Restructuring charges	12,121	196	11,925	0.50	0.01	0.49
Subtotal	53,307	3,752	49,555	2.21	0.16	2.06
Amortization of intangible assets	4,660	694	3,966	0.19	0.03	0.16
Non-cash share-based compensation	(5,302)	(298)	(5,004)	(0.22)	(0.01)	(0.21)
Adjusted (non-GAAP)	$52,665	$4,148	$48,517	$2.18	$0.17	$2.01

Weighted average shares of common stock used in computing diluted EPS						24,103

	Fiscal Year Ended February 29, 2024
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$209,042	$40,448	$168,594	$8.72	$1.69	$7.03
Bed, Bath & Beyond bankruptcy	4,213	53	4,160	0.18	—	0.17
Gain on sale of distribution and office facilities	(34,190)	(8,787)	(25,403)	(1.43)	(0.37)	(1.06)
Restructuring charges	18,712	234	18,478	0.78	0.01	0.77
Subtotal	197,777	31,948	165,829	8.25	1.33	6.92
Amortization of intangible assets	18,326	2,447	15,879	0.76	0.10	0.66
Non-cash share-based compensation	33,872	2,110	31,762	1.41	0.09	1.33
Adjusted (non-GAAP)	$249,975	$36,505	$213,470	$10.43	$1.52	$8.91

Weighted average shares of common stock used in computing diluted EPS						23,970

Reconciliation of Non-GAAP Financial Measures – GAAP Income and Diluted EPS to
Adjusted Income and Adjusted Diluted EPS (Non-GAAP) (1)
(Unaudited) (in thousands, except per share data)

	Fiscal Year Ended February 28, 2023
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$171,289	$28,016	$143,273	$7.11	$1.16	$5.95
Acquisition-related expenses	2,784	2	2,782	0.12	—	0.12
EPA compliance costs	23,573	354	23,219	0.98	0.01	0.96
Gain from insurance recoveries	(9,676)	(121)	(9,555)	(0.40)	(0.01)	(0.40)
Restructuring charges	27,362	388	26,974	1.14	0.02	1.12
Subtotal	215,332	28,639	186,693	8.94	1.19	7.75
Amortization of intangible assets	18,322	2,275	16,047	0.76	0.09	0.67
Non-cash share-based compensation	26,753	1,830	24,923	1.11	0.08	1.03
Adjusted (non-GAAP)	$260,407	$32,744	$227,663	$10.81	$1.36	$9.45

Weighted average shares of common stock used in computing diluted EPS						24,090

Selected Consolidated Balance Sheet, Liquidity and Cash Flow Information
(Unaudited) (in thousands)

	Last Day of February,
	2024	2023
Balance Sheet:
Cash and cash equivalents	$18,501	$29,073
Receivables, net	394,536	377,604
Inventory	395,995	455,485
Total assets, current	843,918	892,041
Total assets	2,838,622	2,913,715
Total liabilities, current	450,811	412,158
Total long-term liabilities	750,369	1,012,746
Total debt	665,671	934,412
Stockholders' equity	1,637,442	1,488,811

	Fiscal Years Ended Last Day of February,
	2024	2023
Accounts receivable turnover (days) (10)	66.2	69.4
Inventory turnover (times) (10)	2.5	2.1
Working capital	$393,107	$479,883
Current ratio	1.9:1	2.2:1
Ending debt to ending equity ratio	40.7%	62.8%
Return on average equity (10)	10.9%	10.2%

	Fiscal Years Ended Last Day of February,
	2024	2023
Cash Flow:
Depreciation and amortization	$51,499	$44,683
Net cash provided by operating activities	306,067	208,242
Capital and intangible asset expenditures	36,644	174,864
Net debt (repayments) proceeds	(269,076)	120,668
Payments for repurchases of common stock	55,222	18,365

Reconciliation of Non-GAAP Financial Measures – GAAP Net Cash Provided by Operating Activities to Free Cash Flow (Non-GAAP) (1) (2)
(Unaudited) (in thousands)

	Fiscal Years Ended Last Day of February,
	2024	2023
Net cash provided by operating activities (GAAP)	$306,067	$208,242
Less: Capital and intangible asset expenditures	(36,644)	(174,864)
Free cash flow (non-GAAP)	$269,423	$33,378

Reconciliation of Non-GAAP Financial Measures – Net Leverage Ratio (Non-GAAP) (1) (3)
(Unaudited) (in thousands)

Fiscal Year Ended February 29, 2024

Adjusted EBITDA (non-GAAP) (11)	$336,213
Bed, Bath & Beyond bankruptcy (7)	(4,213)
Adjusted EBITDA per the credit agreement	$332,000

Total borrowings under the credit agreement, as reported (GAAP)	$671,950
Add: Outstanding letters of credit	15,485
Less: Unrestricted cash and cash equivalents	(23,481)
Net debt	$663,954

Net leverage ratio (non-GAAP) (3)	2.00

Fiscal 2025 Outlook for Net Sales Revenue
(Unaudited) (in thousands)

Consolidated:	Fiscal 2024	Outlook Fiscal 2025
Net sales revenue	$2,005,050	$1,965,000	—	$2,025,000
Net sales revenue (decline) growth		(2.0)%	—	1.0%

Reconciliation of Non-GAAP Financial Measures – Fiscal 2025 Outlook for GAAP Net Income to EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)
and Adjusted EBITDA (Non-GAAP) (1) (Unaudited) (in thousands)

	Fiscal Year Ended February 29, 2024	Outlook Fiscal 2025
Net income, as reported (GAAP)	$168,594	$158,560	—	$176,251
Interest expense	53,065	36,000	—	34,000
Income tax expense	40,448	42,109	—	41,437
Depreciation and amortization	51,499	53,500	—	51,510
EBITDA (non-GAAP)	313,606	290,169	—	303,198
Add: Bed, Bath & Beyond bankruptcy	4,213	—	—	—
Gain on sale of distribution and office facilities	(34,190)	—	—	—
Restructuring charges	18,712	8,926	—	3,926
Non-cash share-based compensation	33,872	24,905	—	23,876
Adjusted EBITDA (non-GAAP)	$336,213	$324,000	—	$331,000

Adjusted EBITDA (non-GAAP) decline		(3.6)%	—	(1.6)%

Reconciliation of Non-GAAP Financial Measures – Fiscal 2025 Outlook for GAAP Diluted EPS to Adjusted Diluted EPS (Non-GAAP) and GAAP Effective Tax Rate to Adjusted Effective Tax Rate (Non-GAAP) (1)  (Unaudited)

	Fiscal Year Ended February 29, 2024	Outlook Fiscal 2025			Tax Rate Outlook Fiscal 2025
Diluted EPS, as reported (GAAP)	$7.03	$6.68	—	$7.45	21.0%	—	19.0%
Bed, Bath & Beyond bankruptcy	0.18	—	—	—
Gain on sale of distribution and office facilities	(1.43)	—	—	—
Restructuring charges	0.78	0.38	—	0.17
Amortization of intangible assets	0.76	0.76	—	0.74
Non-cash share-based compensation	1.41	1.05	—	1.01
Income tax effect of adjustments	0.18	(0.17)	—	(0.17)	(2.7)%	—	(1.8)%
Adjusted diluted EPS (non-GAAP)	$8.91	$8.70	—	$9.20	18.3%	—	17.2%

Adjusted diluted EPS (non-GAAP) (decline) growth		(2.4)%	—	3.3%

Reconciliation of Non-GAAP Financial Measures – Fiscal 2025 Outlook for GAAP Net Cash Provided by Operating Activities to Free Cash Flow (Non-GAAP) (1) (2)
(Unaudited) (in thousands)

	Fiscal Year Ended February 29, 2024	Outlook Fiscal 2025
Net cash provided by operating activities (GAAP)	$306,067	$290,000	—	$305,000
Less: Capital and intangible asset expenditures	(36,644)	(35,000)	—	(30,000)
Free cash flow (non-GAAP)	$269,423	$255,000	—	$275,000

Free cash flow (non-GAAP) (decline) growth		(5.4)%	—	2.1%

HELEN OF TROY LIMITED AND SUBSIDIARIES
Notes to Press Release

(1)
This press release contains non-GAAP financial measures. Adjusted Operating Income, Adjusted Operating Margin, Adjusted Effective Tax Rate, Adjusted Income, Adjusted Diluted EPS, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Net Leverage Ratio (“Non-GAAP Financial Measures”) that are discussed in the accompanying press release or in the preceding tables may be considered non-GAAP financial measures as defined by SEC Regulation G, Rule 100. Accordingly, the Company is providing the preceding tables that reconcile these measures to their corresponding GAAP-based financial measures. The Company is unable to present a quantitative reconciliation of forward-looking expected net leverage ratio to its most directly comparable forward-looking GAAP financial measure because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP financial measure without unreasonable effort or expense. In addition, the Company believes such reconciliation would imply a degree of precision that would be confusing or misleading to investors. The Company believes that these Non-GAAP Financial Measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company believes that these Non-GAAP Financial Measures, in combination with the Company's financial results calculated in accordance with GAAP, provide investors with additional perspective regarding the impact of certain charges and benefits on applicable income, margin and earnings per share measures. The Company also believes that these Non-GAAP Financial Measures facilitate a more direct comparison of the Company's performance with its competitors. The Company further believes that including the excluded charges and benefits would not accurately reflect the underlying performance of the Company's operations for the period in which the charges and benefits were incurred and reflected in the Company's GAAP financial results. The material limitation associated with the use of the Non-GAAP Financial Measures is that the Non-GAAP Financial Measures do not reflect the full economic impact of the Company's activities. These Non-GAAP Financial Measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial measures, and may be calculated differently than non-GAAP financial measures disclosed by other companies. Accordingly, undue reliance should not be placed on non-GAAP financial measures.

(2)	Free cash flow represents net cash provided by operating activities less capital and intangible asset expenditures.

(3)
Net leverage ratio is calculated as (a) total borrowings under the Company's credit agreement plus outstanding letters of credit, net of unrestricted cash and cash equivalents, including readily marketable obligations issued, guaranteed or insured by the U.S. with maturities of two years or less, at the end of the current period, divided by (b) Adjusted EBITDA per the Company's credit agreement (calculated as EBITDA plus non-cash charges and certain allowed addbacks, less certain non-cash income, plus the pro forma effect of acquisitions and certain pro forma run-rate cost savings for acquisitions and dispositions, as applicable for the trailing twelve months ended as of the current period).

(4)	Organic business refers to net sales revenue associated with product lines or brands after the first twelve months from the date the product line or brand is acquired, excluding the impact that foreign currency remeasurement had on reported net sales revenue. Net sales revenue from internally developed brands or product lines is considered Organic business activity.

(5)
On April 22, 2022, the Company completed the acquisition of Curlsmith. As such, fiscal 2024 includes a full year of operating results from Curlsmith and fiscal 2023 includes approximately forty-five weeks of operating results. Curlsmith sales prior to the first annual anniversary of the acquisition are reported in Acquisition. Sales from Curlsmith subsequent to the first annual anniversary of the acquisition are reported in Organic business.

(6)	Charges incurred in conjunction with EPA packaging compliance for certain products in the air filtration, water filtration and humidification categories within the Beauty & Wellness segment.

(7)	Represents a charge for uncollectible receivables due to the bankruptcy of Bed, Bath & Beyond (“Bed, Bath & Beyond bankruptcy”).

(8)	Gain on the sale of distribution and office facilities in El Paso, Texas during the third quarter of fiscal year 2024.

(9)
Gain from insurance recoveries on damaged inventory resulting from a severe weather-related incident that impacted a third-party warehouse facility that the Company used for the Beauty & Wellness segment.

(10)
Accounts receivable turnover, inventory turnover and return on average equity computations use 12 month trailing net sales revenue, cost of goods sold or net income components as required by the particular measure. The current and four prior quarters' ending balances of trade accounts receivable, inventory and equity are used for the purposes of computing the average balance component as required by the particular measure.

(11)	See reconciliation of Adjusted EBITDA to the most directly comparable GAAP-based financial measure (net income) in the accompanying tables to this press release.